Exhibit 99.1

Dear Firemen,

We anticipate that, subject to the remaining customary closing conditions, including the approval of Sourcefire’s stockholders, Cisco’s acquisition of Sourcefire will close the week of October 7, 2013.

Based upon this timing, you are cordially invited to attend a close celebration on Thursday, October 10, from 12:30 p.m. – 3:30 p.m. (EST). The celebration will be held at the Sourcefire Worldwide Headquarters. Lunch and beverages will be provided. More information about the exact location will be provided shortly.

Marty Roesch and Chris Young will share their thoughts on the day and their vision for the collective teams’ shared future. I hope you will plan to join us to celebrate this important milestone in Sourcefire’s history!

What:

Cisco/Sourcefire Acquisition Close Celebration

When (expected date):

Thursday, October 10, 2013; 12:30 p.m. – 3:30 p.m. EST

Where:

Sourcefire Worldwide Headquarters

9770 Patuxent Woods Drive

Columbia, MD 21046

Looking forward to seeing you all there!

Regards,

Tom

Tom McDonough

President/COO

Sourcefire, Inc

1919 Gallows Road

Suite 650

Vienna, VA 22182

Additional Information and Where You Can Find It:

In connection with the proposed acquisition by Cisco Systems, Inc. (“Parent”) of Sourcefire, Inc. (the “Company”) pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Parent, and a wholly-owned subsidiary of Parent, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 9, 2013. Investors are urged to read the definitive proxy statement (including all amendments and supplements) because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (http://investor.sourcefire.com/) or by directing a request to the Company at: Sourcefire, Inc., 9770 Patuxent Woods Drive, Columbia, MD 21046.

The Company and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the acquisition. Information about the Company’s executive officers and directors is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the definitive proxy statement filed with the SEC on September 9, 2013.

Forward Looking Statements:

This written communication contains forward-looking statements that involve risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of our customers to the transaction; general economic conditions; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Parent and the Company file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.